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                                                              Exhibit 10.32



                   LEASED EMPLOYEE AGREEMENT

      This Agreement is made and entered into on this 30th day of April, 1996, by and between NRG Generating (U.S.) Inc. ("Generating"), a Delaware corporation, and NRG Energy, Inc. ("Energy"), a Delaware corporation.

                            RECITALS

      1. Generating needs a qualified executive to temporarily serve as its president and chief executive officer.

     2.   Leonard A. Bluhm ("Bluhm") is an executive employee of Energy.

      3. Generating and Energy, with Bluhm's concurrence, desire that Energy lease the services of Bluhm to Generating pursuant to the terms and conditions of this agreement.

     NOW, THEREFORE, the parties agree as follows:

                                 AGREEMENT

     1. Agreement to Lease Bluhm. Energy hereby leases to Generating the services of Bluhm to serve as the president and chief executive officer of Generating and its related entities, and to perform such other duties commensurate with the position of president and chief executive officer of Generating, as Generating, in its sole discretion, directs or authorizes (collectively referred to herein as the "Work").

      2.    Duration  and  Termination.  This agreement  shall  be  for  an
indefinite  term.   It  will terminate upon the  earliest  of  any  of  the
following events:

          a)   Bluhm's death.

                    b) As permitted by applicable law, because of Bluhm's disability, as determined by a qualified medical provider of Generating's choice, whose opinion it is that Bluhm cannot perform the duties of his position for a period of 90 consecutive days or longer because of disability.

               c)   Bluhm's completion of the Work.

                    d) Either Generating or Energy serves written notice on the other terminating this agreement. Such termination may be with or without cause.

                    e) Duties on Termination. Upon termination of this agreement, Energy shall immediately cause Bluhm to discontinue his performance of the Work. Energy shall also cause Bluhm to immediately

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                         surrender any and all of Generating's property in
               his possession, including all copies of same. Any remaining portion of the Contract Price due and owing for the lease of Bluhm's services up to the date of termination of this agreement shall be due and payable thirty (30) days thereafter.

     3.   Contract Price and Time of Payment.

                    (a) Generating will pay to Energy for the leasing of Bluhm's services the actual total payroll and benefit cost of Bluhm.

                    (b) Energy will periodically submit to Generating a request for payment setting forth the portion of the Contract Price then due and owing. Generating shall pay such amount within thirty (30) days of receipt of such request.

     4.   Status of Parties.

                    (a) The status of Energy is that of an independent contractor, and not of an agent or employee, of Generating. As such, Energy shall have no authority to enter into contracts or any other commitments on behalf of Generating.

                    (b) The status of Bluhm in performing the Work is that of an employee of Energy and of an independent contractor of Generating. Energy will be solely responsible for the hiring, dismissal, and control of Bluhm. As such, Generating shall have no liability to any individual or entity arising from Bluhm's employment by Energy except as provided in section 5 below.

                    (c) Generating and Energy shall not in any manner make any representations that an employer/employee relationship exists between them or between Generating and Bluhm. Energy shall cause Bluhm to covenant that he shall not in any manner make any representations that such employer/employee relationships exist.

     5.   Indemnification.

                     (a) Generating hereby indemnifies and holds harmless Energy, its officers, directors and shareholders from and against any and all liabilities, suits, actions, judgments, costs, losses, damages or claims of whatsoever nature, arising out of any acts or omissions of Bluhm while he is acting on behalf of Generating in performance of the Work hereunder, including, without limitation, any injuries to or deaths of persons or any damage to

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                         property or equipment.  In the event any liability
               of Generating shall arise by reason of the sole negligence of Energy or Energy I s employees or agents, excluding Bluhm, then Generating shall not be liable under the provisions of this subparagraph (a) of this section five (5)- 2

                     (b) Notwithstanding anything herein to the contrary, in the event that liability is incurred as a result of the actions or inactions of Bluhm while he is acting on behalf of Energy, then Energy hereby indemnities and holds harmless Generating, its officers, directors and shareholders against any and all suits, actions, judgments, costs, losses, damages or claims of whatsoever nature arising out of or related to such actions or inaction of Bluhm, including, without limitation, any injuries to or deaths of persons or any damage to property or equipment.

                     (c)   In  case  any  claim, demand,  action,  suit  or
               proceeding shall be made, asserted or brought against any party entitled to indemnity under this section five (5) ("Indemnified Party") , such Indemnified Party shall notify the party obligated to indemnify under this section five (5) ("Indemnifying Party") in writing of the commencement thereof within fifteen (15) days, and the Indemnifying Party shall be entitled, at its expense and through counsel reasonably acceptable to such Indemnified Party, to participate in and, to the extent that the Indemnifying Party desires, to assume and control the defense thereof; provided, however, that the Indemnifying Party shall not be entitled to assume and control the defense of any such claim, demand, action, suit or proceeding, if and to the extent that, in the reasonable opinion of such Indemnified Party, such action, suit or proceeding involves the potential imposition of criminal liability on such Indemnified Party or a conflict of interest between such Indemnified Party and the Indemnifying Party; and provided, further, that the Indemnifying Party shall not agree to any settlement or compromise with respect to such claim, demand, action, suit or proceeding unless such settlement or compromise is concluded without expense to the Indemnified Party and includes a full release from liability of the Indemnified Party from such claim, demand, action, suit or proceeding, and all related claims, liabilities and causes of action. The Indemnified Party shall have no liability under this subsection (c) of section five (5) with respect to any claim, demand, action, suit or proceeding for which the required 15 day notice is not provided, to the extent that the failure to give such notice prejudices the Indemnifying Party. The

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                          Indemnified  Party shall supply the  Indemnifying
               Party with such information and documents requested by such Indemnifying Party as are necessary or advisable for such Indemnifying Party to participate in the defense of any claim, demand, action, suit or proceeding to the extent permitted by this section five (5). No Indemnified Party shall enter into any settlement or other compromise with
               respect   to  any  such  claim,  demand,  action,  suit   or
               proceeding  without  the  prior  written  consent   of   the
               Indemnifying Party, which consent shall not be unreasonably withheld, unless such Indemnified Party waives its right to indemnification therefor. Notwithstanding anything to the contrary contained in this section five (5), with respect to any claim, demand, action, suit or proceeding the defense of which an Indemnifying Party shall have assumed, if any Indemnified Party determines that such Indemnifying Party is not conducting such defense in a diligent and reasonable manner, such Indemnified Party may assume and control such defense at the cost and expense of the Indemnifying Party; provided, however, that in the event such Indemnified Party assumes such defense:

                                     (1)    such  Indemnified  Party  shall
                    conduct such defense in a diligent and reasonable manner with a view to incurring only such expenses as are reasonable in light of the claim, demand, action, suit or proceeding;

                         (2)  such Indemnified Party shall advise the
     Indemnifying Party of all settlement offers received in respect thereof; and


                         (3) such Indemnified Party shall agree in writing that the Indemnifying Party shall not have liability in respect of the related claim, demand, action, suit or proceeding in excess of the amount of any settlement offer (which settlement offer shall include a full release from liability of the Indemnified Party from the claim, demand, action, suit or proceeding and all related claims, liabilities and causes of action) proposed to such Indemnified Party or to the Indemnifying Party, which the Indemnifying Party shall have offered to fund.


      6. Duties as Employer. As Bluhm's employer, Energy shall be solely responsible for all expenses, costs, liabilities, assessments, taxes, insurance, and other obligations arising from and incidental to its employment of Bluhm. This includes, without limitation, payment of Bluhm's wages, benefits, and payroll and other employment-related taxes. Bluhm shall be covered under any

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of Energy's liability and workers compensation insurance policies as Energy obtains in connection with its employment of employees similarly situated to Bluhm or as required by applicable law.

     7. Proprietary Information. As a material condition of the lease of Bluhm's services hereunder, Energy shall cause Bluhm to execute any and all appropriate agreements with Generating for protecting against misappropriation or unauthorized disclosure of Generating's intellectual property, and its confidential information and other trade secrets. Energy will not employ Bluhm in any capacity which causes or requires him to disclose such material except as necessary for him to perform the Work. In the course of leasing Bluhm's services hereunder, Generating shall not cause or require him to disclose or misappropriate in any manner Energy's intellectual property, or confidential information and other trade secrets. In the event either Energy or Generating intentionally or unintentionally comes into possession of any of the other's foregoing property or information, it shall immediately surrender the originals and all copies of same.

     8.   Miscellaneous.

          (a) Each signatory hereto represents and warrants that he/she has the requisite legal and corporate authority to enter into this agreement on behalf of the party he/she represents, and that any necessary corporate action for the execution and performance of the obligations hereunder has been taken.




          (b) Neither party may assign this agreement or any rights, duties, obligations, or covenants herein without the prior written consent of the other. Any purported assignment without such consent shall have no force or effect.




          (c) Failure by either party hereto on any occasion to enforce and require the strict keeping and performance of any of the terms and conditions of this agreement shall not constitute a waiver of any such terms and conditions at any future time and shall not prevent such party from insisting on the strict keeping and performance of such terms and conditions at any time.




          (d) The provisions of sections 4, 5 and 7 of this agreement shall survive its termination and remain in full force and effect.




          (e) The unenforceability or invalidity of any provision of this agreement shall not affect the validity or enforceability of the remaining provisions hereof.




                    (f)  This agreement and its terms shall be

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                         governed by, construed, and enforced in accordance
               with the laws of the State of Delaware.

               (g) Any modification of this agreement shall be binding only if evidenced in a writing signed by each party through its authorized representative.




               (h) This agreement constitutes the entire agreement between Generating and Energy concerning the leasing of Bluhm's services for the performance of the Work. Any prior agreements or understandings of any kind or nature whatsoever preceding the effective date of this agreement shall not be binding on either party except as incorporated herein.




      IN WITNESS WHEREOF, the parties have each caused this agreement to be executed by their duly authorized representatives below.

     Date: 10-25-96                NRG Energy, Inc.


By:/s/ David H. Peterson
                                   Its:   President

     Date: 10-25-96                NRG Generating (U.S.), Inc.

                                   By:/s/ Leonard Bluhm
                                   Its:   President & CEO

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STATE OF MINNESOTA  )

COUNTY OF Hennepin)


On October 25, 1996 before me, Karen A. Brennan,  a Notary Public in and for said State, personally appeared Leonard A. Bluhm personally known to me

(or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.


WITNESS my hand and official seal.



Signature  /s/ Karen A. Brennan